Exhibit 1(k)
ST. CLAIR FUNDS, INC.
ARTICLES SUPPLEMENTARY


	ST. CLAIR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 as amended, (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

	FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated February 4, 1997 pursuant to Section 2-208 of Maryland General Corporate Law, duly classified 1,750,000,000 shares of the authorized capital stock of the Corporation into the following additional series, designated as follows:

Name of Series	Number of Shares Allocated
Liquidity Plus Money Market Fund			1,000,000,000 shares
Institutional Index Equity Fund			500,000,000 shares
Munder S&P 500 Index Equity Fund			50,000,000 shares
Munder S&P MidCap Index Equity Fund			50,000,000 shares
Munder S&P SmallCap Index Equity Fund	50,000,000 shares
Munder Foreign Equity Fund			50,000,000 shares
Munder Aggregate Bond Index Fund			50,000,000 shares

	SECOND: The shares of the Corporation classified pursuant to Article First of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of Shares of capital stock of the various series that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

	THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue two billion (2,000,000,000) shares of Common Stock of the par value of $.001 per share and of the aggregate par value of two million dollars ($2,000,000), of which the Board of Directors had designated nine hundred million (900,000,000) shares into Series and classified the shares of each Series as follows:


Previously Classified Shares
Name of Shares						Authorized Shares
								(in millions)

St. Clair Liquidity Plus Money Market Fund		600
Institutional Index Equity Fund				300

	As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of two billion (2,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of two million dollars ($2,000,000), of which the Board of Directors has designated one billion, seven hundred and fifty million (1,750,000,000) shares into Series and classified the shares of each Series as follows:

Current Classification of Shares

Name of Series		Authorized Shares
Liquidity Plus Money Market Fund			1,000,000,000 shares
Institutional Index Equity Fund			500,000,000 shares
Munder S&P 500 Index Equity Fund			50,000,000 shares
Munder S&P MidCap Index Equity Fund			50,000,000 shares
Munder S&P SmallCap Index Equity Fund	50,000,000 shares
Munder Foreign Equity Fund			50,000,000 shares
Munder Aggregate Bond Index Fund			50,000,000 shares

	FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Liquidity Plus Money Market Fund, Institutional Index Equity Fund, Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund and the Munder Aggregate Bond Index Fund shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.



	IN WITNESS WHEREOF, St. Clair Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


Date: February 4, 1997
ST. CLAIR FUNDS, INC.

[CORPORATE SEAL]
By: :	/s/ Terry H. Gardner
	Terry H. Gardner
	Vice President

Attest:



/s/ Lisa Anne Rosen
Lisa Anne Rosen
Secretary


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